UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2012

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements with Certain Officers.

The Board of Directors (the “Board”) of Nektar Therapeutics (the “Company”) previously adopted the Nektar Therapeutics 2012 Performance Incentive Plan (the “2012 Plan”), subject to stockholder approval of the 2012 Plan. As disclosed in Item 5.07 of this Form 8-K, the Company’s stockholders have approved the 2012 Plan.

The following summary of the 2012 Plan is qualified in its entirety by reference to the text of the 2012 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Board or one or more committees appointed by the Board will administer the 2012 Plan. The Board has delegated general administrative authority for the 2012 Plan to the Compensation Committee of the Board. The administrator of the 2012 Plan has broad authority under the 2012 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2012 Plan include directors of the Company, officers or employees of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries.

The maximum number of shares of the Company’s common stock (the “Common Stock”) that may be issued or transferred pursuant to awards under the 2012 Plan equals: (1) 12,936,433 shares (which represents the sum of the 7,636,433 shares available for new grants as of December 31, 2011 under the Nektar Therapeutics 2008 Equity Incentive Plan, as amended (the “2008 Plan”), and the Nektar Therapeutics 2000 Non-Officer Equity Incentive Plan, as amended and restated (the “2000 Non-Officer Plan”, and together with the 2008 Plan, the “Existing Plans”) and an additional 5,300,000 new shares that will be available for grants under the 2012 Plan), less (2) the number of any shares subject to awards granted under the Existing Plans after December 31, 2011 and on or before the date of the date of the Company’s Annual Meeting of Stockholders held on June 28, 2012, plus (3) the number of any shares subject to stock options granted under the Existing Plans and the Nektar Therapeutics 2000 Equity Incentive Plan (the “2000 Plan”, and together with the Existing Plans, the “Prior Plans”) and outstanding as of the date of December 31, 2011 which expire, or for any reason are cancelled or terminated, after that date without being exercised, plus (4) the number of any shares subject to restricted stock and restricted stock unit awards granted under the Prior Plans that are outstanding and unvested as of December 31, 2011 which are forfeited, terminated, cancelled, or otherwise reacquired after that date without having become vested. For these purposes, shares subject to awards granted under the Prior Plans that are “full-value awards” (as described below) will be taken into account based on the full-value award ratio described below. As of December 31, 2011, approximately 17,182,151 shares were subject to awards then outstanding under the Prior Plans.

Shares issued in respect of any “full-value award” granted under the 2012 Plan will be counted against the share limit described in the preceding paragraph as 1.50 shares for every one share actually issued in connection with the award. For example, if the Company granted 100 shares of Common Stock under the 2012 Plan, 150 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” means any award granted under the plan other than a stock option or stock appreciation right.

Except as described in the next sentence, shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2012 Plan will again be available for subsequent awards under the 2012 Plan (with any such shares subject to full-value awards increasing the plan’s share limit based on the full-value award ratio described above). Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the 2012 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2012 Plan. To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will again be available for subsequent awards under the 2012 Plan (with any such shares subject to full-value awards increasing the plan’s share limit based on the full-value award ratio described above). In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2012 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued.

The types of awards that may be granted under the 2012 Plan include stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in Common Stock or units of Common Stock, as well as certain cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2012 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held on June 28, 2012 (the “Annual Meeting”), the following actions were taken. The proposals below are described in detail in the Company’s definitive proxy statement dated May 18, 2012 for the Annual Meeting.

Proposal 1

Each of the individuals listed below was elected, by a majority of the votes cast at the Annual Meeting and entitled to vote on the election of directors, to serve on the Board of Directors of the Company until the 2015 Annual Meeting of Stockholders.

Nominee	For	Against	Abstain	Broker Non-Votes
Robert B. Chess	86,611,505	2,990,676	1,503,609	14,807,572
Susan Wang	86,892,520	2,716,968	1,496,302	14,807,572
Roy A. Whitfield	86,613,801	2,985,932	1,506,057	14,807,572

In addition to the directors elected above, R. Scott Greer, Joseph J. Krivulka, Christopher A. Kuebler, Lutz Lingnau, Howard W. Robin and Dennis L. Winger continued to serve as directors after the Annual Meeting.

Proposal 2

The proposal to approve the 2012 Plan and the reservation of an additional 5,300,000 shares of common stock authorized for issuance under the 2012 Plan, as described in the proxy materials, was approved with approximately 82% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 7% voting against the proposal.

For	Against	Abstain
74,700,640	7,882,883	8,522,267

Proposal 3

The proposal to ratify the appointment, by the audit committee of the Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2012, as described in the proxy materials, was approved with approximately 98% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 0.5% voting against the proposal.

For	Against	Abstain
103,879,989	513,146	1,520,227

Proposal 4

The proposal to approve the compensation of the Company’s Named Executive Officers, on a non-binding advisory basis, was approved with approximately 91% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 7% voting against the proposal.

For	Against	Abstain
83,240,169	6,316,161	1,549,460

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

10.1	Nektar Therapeutics 2012 Performance Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Date:	July 3, 2012	By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Nektar Therapeutics 2012 Performance Incentive Plan